Incentive Stock Option Agreement
               (Officer Participants in Executive Retirement Plan)


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THIS STOCK OPTION AWARD  AGREEMENT  (the  "Agreement")  is made and entered into this <<Date>> (the "Grant Date") between Applebee's International, Inc., a Delaware corporation (the "Corporation"), and <<Name>> (the "Holder") in connection with the grant of an Incentive Stock Option under the APPLEBEE'S INTERNATIONAL, INC. AMENDED AND RESTATED 1995 EQUITY INCENTIVE PLAN (the "Plan").
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                                   WITNESSETH:

WHEREAS, the Holder is an employee of the Corporation or one of its Affiliates and the Corporation desires to encourage him to own Shares and to give him added incentive to advance the interests of the Corporation through the Plan and desires to grant the Holder an Incentive Stock Option to purchase Shares under terms and conditions established by the Board of Directors.

NOW, THEREFORE, in consideration of these premises, the parties agree that the following, along with the terms and conditions set forth in the Plan, shall constitute the Agreement between the Corporation and the Holder:

    1. Definitions. Capitalized terms used in this Agreement but not defined herein shall have the meaning set forth in the Plan. In addition, the following terms shall have the meanings specified below:

         1.1  "Retirement"   shall  mean  the  satisfaction  of  all  conditions
              necessary for the Holder to become entitled to receive benefits under the Corporation's Executive Retirement Plan.

         1.2 "Securities Act" shall mean the Securities Act of 1933, as amended.

    2. Grant of Incentive Stock Option and Termination. Subject to the terms and conditions set forth herein and in the Plan, the Corporation grants


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         to  the  Holder  an  Incentive   Stock  Option  to  purchase  from  the
         Corporation during the period ending ten (10) years from the Grant Date (the "Expiration Date") <<Number_of_shares>> Shares at a price of
         <<Grant_Price>>  per share,  subject to  adjustment  as provided in the
         Plan.

    3. Exercise. During the Holder's lifetime, only he may exercise this Incentive Stock Option, as the case may be. This Incentive Stock Option shall vest and become exercisable in full on or after the third anniversary of the Grant Date and, except as specifically provided otherwise herein or in the Plan, not before such date.

    4. Notice of Exercise. This Incentive Stock Option may be exercised in whole or in part, from time to time, in accordance with Paragraphs 2 and 3, by written notice to the Corporation at the address provided in Paragraph 17, which notice shall:

         (a) specify the number of Shares to be purchased and the Exercise Price to be paid therefor;

         (b) if the person exercising this Incentive Stock Option is not the Holder himself, contain or be accompanied by evidence satisfactory to the Committee of such person's right to exercise this Incentive Stock Option; and

         (c) be accompanied by payment in full of the Exercise Price in a form permitted by the Committee.

    5. Investment Letter. The Holder agrees that the Shares acquired on exercise of this Incentive Stock Option shall be acquired for his own account for investment only and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, or other applicable securities laws. If the Board of Directors or Committee so determines, any stock certificates issued upon exercise of this Incentive Stock Option shall bear a legend to the effect that the shares have been so acquired. The Corporation may, but in no event shall be required to, bear any expenses of complying with the Securities Act other applicable securities laws or the rules and regulations of any national securities exchange or other regulatory authority in connection with the registration, qualification, or transfer, as the case may be, of this Incentive Stock Option or any Shares acquired upon the exercise thereof. The foregoing restrictions on the transfer of the Shares shall be inoperative if (a) the Corporation previously shall have been furnished with an opinion of counsel, satisfactory to it, to the effect that such transfer will not involve any violation of the Securities Act or other applicable laws or (b) the Shares shall have been duly registered in compliance with the Securities Act and other applicable securities laws. If this Incentive Stock Option is so registered under the Securities Act, the Holder agrees that he will not make a public offering of the said shares except on a national securities exchange on which the Shares of the Corporation are then listed.

    6. Transfer of Option. The Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution. No assignment or transfer of this Incentive Stock Option, whether voluntary or involuntary, by operation of law or descent or distribution, shall vest in the assignee or transferee any interest or right whatsoever in this Incentive Stock Option.

    7. Issue of Shares. The Corporation shall not be required to issue or transfer any certificates for Shares purchased upon exercise of this Incentive Stock Option until all applicable requirements of law have been complied with and such shares shall have been duly listed on any securities exchange on which the Shares may then be listed.


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


    8. No Effect on Capital Structure. This Incentive Stock Option shall not affect the right of the Corporation or any Affiliate thereof to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, windup, or otherwise reorganize.

    9. Expiration of Option. This Incentive Stock Option shall expire on the Expiration Date. In the event of a Termination of Service of the Holder prior to the expiration of this Incentive Stock Option, the following rules shall apply:

         (a) Termination of Employment - Other than Disability, Death or Retirement. If there is a Termination of Service of the Holder for a reason other than the Holder's death, Disability or Retirement, the portion of this Incentive Stock Option, if any, that remains unexercised shall terminate and cease to be exercisable three (3) months after the date of such Termination of Service and that portion, if any, that pursuant to this Agreement is not yet exercisable on the date of such Termination of Service, shall terminate and cease to be exercisable as of such date.

         (b) Termination of Employment - Disability. If there is a Termination of Service of the Holder by reason of Disability, the Holder shall have the right for one (1) year after such Termination of Service to exercise this Incentive Stock Option to the extent this Incentive Stock Option is exercisable on such Termination of Service date and thereafter, this Incentive Stock Option shall terminate and cease to be exercisable.

         (c) Termination of Employment - Death. If there is a Termination of Service of the Holder by reason of death, this Incentive Stock Option shall be exercisable by the Holder's legal representatives, legatees, or distributees for one (1) year following the date of the Holder's death to the extent this Incentive Stock Option is exercisable on the Holder's date of death, and thereafter this Incentive Stock Option shall terminate and cease to be exercisable.

         (d) Termination of Employment - Retirement. If there is a Termination of Service of the Holder by reason of Retirement, the vesting and exercisability of this Incentive Stock Option shall be determined under the Applebee's International, Inc. Executive Retirement Plan; provided that exercise may not occur after the Expiration Date.

    10. Change in Control. The effect of a Change in Control shall be as set forth in either the Change in Control and Noncompete Agreement entered into between the Holder and the Corporation, or, in the event Holder has not entered into a Change in Control and Noncompete Agreement, the Holder's employment agreement with the Corporation. In the event the Holder has not entered into either a Change in Control and Noncompete Agreement or an employment agreement with the Corporation (or Holder has entered into an agreement but such agreement does not address the effect of a Change in Control on this Agreement), the effect of a Change in Control shall be as set forth in the Plan.

    11. Committee Authority. Any questions concerning the interpretation of this Agreement or the Plan, and any controversy which arises under this Agreement or the Plan shall be settled by the Committee in its sole discretion.

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


    12. Right of Set-off. By accepting this agreement, Holder consents to a deduction from any amounts the Corporation owes Holder from time to time (including amounts owed to Holder as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amounts owed by Holder to the Corporation hereunder. Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount owed it by Holder, calculated as set forth above, Holder agrees to pay immediately in cash the unpaid balance to the Corporation.

    13. Committee Discretion. Holder may be released from its obligations under paragraph 12 above only if the Committee determines in its sole discretion that such action is in the best interests of the Corporation.

    14. Notice of Disqualifying Disposition. In order to enable the Corporation to avail itself of any income tax deduction to which it may be entitled, the Holder shall notify the Corporation of his intent to dispose of any of the Shares purchased pursuant to this Incentive Stock Option within two (2) years from the date of the grant of the Incentive Stock Option and one (1) year from the date of exercise of the Incentive Stock Option. Promptly after such disposition the Holder shall notify the Corporation of the number of Shares disposed of, the dates of acquisition and disposition of such shares, and the consideration, if any, received on such disposition. If, in connection with any such disposition, the Corporation becomes liable for withholding taxes and has no amounts owing the Holder with which to discharge its withholding obligation, the Holder shall provide the Corporation with the amount needed to discharge the Corporation's withholding obligation and shall indemnify the Corporation against any penalties it may incur through its inability to apply amounts owing the Holder in discharge of its withholding obligations. Nothing in this Paragraph 14 shall give the Holder any right to dispose of the Shares in a manner that is inconsistent with any Paragraph of this Agreement, the Plan, or any stock transfer restriction agreement entered into by the Holder.

    15. Incentive Option Qualification. This Incentive Stock Option is intended to qualify as an "incentive stock option" within the meaning of Section 422A of the Code, and shall be so construed; provided, however, that nothing in this Agreement shall be interpreted as a representation, guarantee or other undertaking on the part of the Corporation that this Incentive Stock Option is or will be determined to be an "incentive stock option" within such section or any other section of the Code. Any acceleration, exercise more than three (3) months after termination of employment, or extension of exercisability pursuant to this Agreement, the Plan, or pursuant to the Change in Control and Noncompete Agreement between the Holder and the Corporation may result in this Incentive Stock Option ceasing to qualify as any incentive stock option, or may result in the tax benefits of such status not being available, as of the date such acceleration or extension takes effect, or as of the date of exercise more than three (3) months after termination of employment.

    16. Plan Controls. The terms of this Agreement are governed by the terms of the Plan and in the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall control.

    17. Notice. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed


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         to be  delivered  on the date which it was  personally  delivered,  or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Corporation or Holder may change, at any time and from time to time, by written notice to the other, the address previously specified for receiving notices. Until changed in accordance herewith, the Corporation and the Holder specify their respective addresses as set forth below:

                   Corporation:        APPLEBEE'S INTERNATIONAL, INC.
                                       4551 W. 107TH STREET
                                       OVERLAND PARK, KS 66207

                   Holder:             <<ALL_Caps_Name>>
                                       4551 W. 107TH STREET
                                       OVERLAND PARK, KS 66207

    18. Information Confidential. As partial consideration for the granting of this Incentive Stock Option, the Holder agrees that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan, provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder's spouse, tax and financial advisors, or to a financial institution of the extent that such information is necessary to secure a loan.

    19. Governing Law. Where applicable, the provisions of this Agreement shall be governed by the contract law of the State of Kansas.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and the Holder has hereunto set his hand on the day and year first above written.

                                       APPLEBEE'S INTERNATIONAL, INC.


                                       By:
                                          --------------------------------------
                                       Name: Lloyd L. Hill
                                       Title: Chairman & Chief Executive Officer



                                       Holder


                                       -----------------------------------------
                                       Name: <<Name>>


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